EXHIBIT 23.2


                                     CONSENT

We hereby consent to the reference to this firm under the caption "Legal Opinion" in the Prospectus forming a part of the Registration Statement.


/s/ Greenberg Traurig, LLP
Greenberg Traurig, LLP
McLean, Virginia
January 18, 2002